WITH JACQUES S. MOSKOVIC

THIS AGREEMENT ("Agreement") dated as of April 18, 1997 is enteredinto by JACQUES S. MOSKOVIC ("Moskovic"), FAIRCHILD FRANCE, INC.("Fairchild France") and Fairchild CDI, S.A. (previously known as COMPANY POURLE DEVELOPPEMENT INDUSTRIEL) ("CDI").

                                    RECITALS

By Employment Agreement between Moskovic and Fairchild France datedJanuary 12, 1995, amended by First Amendment to Employment Agreement(collectively, the Original Agreement"), Moskovic is employed by Fairchild France to serve as Manager of Coordination, reporting directly to The Fairchild Corporation ("Fairchild").

Without limitation, Moskovic's duties under the Original Agreementinclude the supervision of Fairchild's "Fairchild Technologies" division inFrance.

Since the date of the Original Agreement, Fairchild acquiredsubstantially all of the stock of CDI. CDI is now part of Fairchild's "Fairchild Technologies "division in France.

The parties wish to amend the Original Agreement to includecompensation to Moskovic for his services with respect to CDI. As between Fairchild Franceand Moskovic, this Agreement constitutes an amendment to the Original Agreement, and,as between CDI and Moskovic, this Agreement constitutes an Employment Agreement.

                           AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Additional Duties. In addition to his duties under theOriginal Agreement, Moskovic shall serve as Technical Manager and Chairman of CDI, reportingdirectly to Fairchild's Chairman of the Board.

2. Compensation. In addition to the compensation provided for inthe Original Agreement, as consideration for his services with respect to CDI(or successor), monthly installments in accordance with CDI's usual payrollpolicies:

a) For Fiscal Year 1995: 408,000 French Francs per year (receiptof which is hereby acknowledged by Moskovic).

b) For Fiscal Year 1996: 408,000 French Francs per year (receiptof which is hereby acknowledged by Moskovic).

c)  For Fiscal Year 1997:  408,000 French Francs per year.

d) Thereafter, base salary for CDI services will be reviewedannually by the Fairchild Board of Directors (Compensation Committee), and adjustments (ifany) to Moskovic's base salary will be at the discretion of the Fairchild Board of Directors (Compensation Committee).

3. Payment of Compensation. The above-indicated compensationshall be paid by CDI.

4. Retroactive Date. This Agreement is retroactive to thecommencement of Fiscal Year 1995.

5. Ratification. Except as specifically modified hereby, theOriginal Agreement remains in full force and effect. References in the Original Agreement to"this Agreement" shall mean the Original Agreement as modified by the First Amendment to Employment Agreement and as further modified by this Agreement.

6. Amendment. This Agreement may not be amended except by writtenagreement of all the parties hereto (Fairchild France, CDI and Moskovic).


FAIRCHILD FRANCE, INC.            FAIRCHILD CDI, S.A.

By:  Donald E. Miller            By: Jacques S. Moskovic
     Vice President                  Director